SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Wolverine World Wide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 38-1185150
(State of incorporation or organization)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49531
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange, Inc. Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.          Description of Registrant's Securities to be Registered.

                    The "Rights Agreement" described in Form 8-A filed on April 22, 1997, on behalf of Wolverine World Wide, Inc., (the "Company"), has been amended effective as of June 30, 2000, to provide that Computershare Investor Services, L.L.C. is substituted for Harris Trust & Savings Bank as "Rights Agent" under the Rights Agreement.

Item 2.          Exhibits.

          99(a).

                    First Amendment to Rights Agreement by and between Wolverine World Wide, Inc., Harris Trust and Savings Bank, and Computershare Investor Services, L.L.C., deemed effective June 30, 2000.

SIGNATURES

                    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WOLVERINE WORLD WIDE, INC. (Registrant)

Dated: January 30, 2001	By: /s/ Blake W. Krueger
Blake W. Krueger Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Document

99(a)	First Amendment to Rights Agreement by and between Wolverine World Wide, Inc., Harris Trust and Savings Bank, and Computershare Investor Services, L.L.C., deemed effective June 30, 2000.